EXHIBIT 99.1

CERTIFICATION

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in her capacity as Chair of the Benefit Plan Committee of Martin Marietta Materials, Inc. (the “Corporation”), Plan Administrator of the Martin Marietta Materials, Inc. Performance Sharing Plan (the “Plan”) that, to her knowledge, the Annual Report for the Plan on Form 11-K for the fiscal year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to the Corporation and the Plan and will be retained by the Corporation and the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 25, 2003	By:	/s/ Janice K. Henry Janice K. Henry, Chair Benefit Plan Committee Martin Marietta Materials, Inc., Plan Administrator